EXHIBIT 10.6



                     PRIVATE PLACEMENT AGENCY AGREEMENT WITH
            CANACCORD INTERNATIONAL LTD. DATED AS OF MARCH 22, 2001
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GASCO ENERGY, INC. PRIVATE PLACEMENT AGENCY AGREEMENT

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THIS AGREEMENT dated for reference March 22, 2001, is made

BETWEEN

                  GASCO ENERGY, INC., a corporation incorporated under the laws of Nevada, having an office at 14 Inverness Drive East, Building H, Suite 236, Englewood, Colorado, U.S.A. 80112

                                                                 (the "Issuer");

AND

                  CANACCORD INTERNATIONAL LTD., a corporation incorporated under the laws of Barbados, of Valle Verde, No. 1 Lancaster, St. James, Barbados, West Indies

                                                                  (the "Agent").

WHEREAS:

A. The Issuer wishes to privately place with purchasers up to 1,400,000 common shares in the capital stock of the Issuer (the "Shares") at a price of USD 3.00 per share;

B. The Issuer wishes to appoint the Agent to distribute the Shares, and the Agent is willing to accept such appointment on the terms and conditions of this Agreement;


THE PARTIES to this Agreement therefore agree:


1.                DEFINITIONS

In this Agreement and the Recitals hereto:

            (a)   "Agent's Fee" has the meaning defined in Section 4;

            (b) "Applicable Legislation" means the U.S. Securities Act and all applicable state blue sky laws, together with the regulations and rules made and promulgated thereunder and all administrative policy statements, blanket orders and rulings, notices, and other administrative directions issued by the Regulatory Authorities;

            (c) "Closing" means a day or days Shares are issued to the Purchasers;

            (d) "Directed Selling Efforts" means "directed selling efforts" as defined in Regulation S;

            (e)   "Exchange"  means the NASD OTC  Bulletin  Board in the  United
                  States;

            (f) "Exchange Policies" means the rules and policies of the Exchange;


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            (g)   "Exemptions"  means the  distribution of the Shares,  effected without the requirement of compliance with the prospectus requirements of the Applicable Legislation, with non-residents of Canada and the United States;

            (h) "Final Closing" means the last closing under the Private Placement;

            (i) "First Closing" means the first closing under the Private Placement;

            (j) "Material Change" means a change in the business, operations, assets or ownership of the Issuer that would reasonably be expected to have a significant effect on the market price or value of any of the securities of the Issuer, and includes a decision to implement that change made by (i) senior management of the Issuer who believe that confirmation of the decision by the directors is probable, or (ii) the directors of the Issuer;

            (k) "Material Fact" means a fact that significantly affects, or could reasonably be expected to significantly affect, the market price or value of the Shares;

            (l) "Misrepresentation" means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

            (m) "Private Placement" means the offering of the Shares on the terms and conditions of this Agreement;

            (n) "Public Record" means all documents filed by the Issuer with the Regulatory Authorities pursuant to the prospectus, continuous disclosure and proxy solicitation requirements of the Applicable Legislation, including without limitation all press releases, material change reports, prospectuses and financial statements including the Annual Report on Form 10-K for the fiscal year ending December 31, 2000 filed on March 29, 2001;

            (o)   "Purchasers" means purchasers of Shares;

            (p) "Regulation S" means Regulation S promulgated under the U.S. Securities Act;

            (q) "Regulatory Authorities" means the Securities and Exchange Commission and the National Association of Securities Dealers;

            (r) "Securities" and "Shares" mean the shares in the common stock of the Issuer offered in accordance with this Agreement;

            (s) "Substantial U.S. Market Interest" means "substantial U.S. market interest" as defined in Regulation S;

            (t)   "United States" has the meaning defined in Regulation S;

            (u)   "U.S. Person" has the meaning defined in Regulation S; and

            (v) "U.S. Securities Act" means the United States Securities Act of 1933, as amended.


2.                APPOINTMENT OF AGENT

The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as the agent of the Issuer to use its commercially reasonable efforts to find and introduce to the Issuer potential purchasers to purchase up to 1,400,000 common shares in the capital stock of the Issuer at a price of USD 3.00 per share by way of private placement under the Exemptions.


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3.                THE SHARES

The Shares will be in form and substance satisfactory to the Agent and will be registered in the names of the Purchasers or their nominees.


4.                AGENT'S FEE

4.1 In consideration of the services performed by the Agent under this Agreement, the Issuer agrees to pay to the Agent on each Closing a fee (the "Agent's Fee") consisting of a cash payment equal to 5% of the gross proceeds received by the Issuer from the sale of the Shares on such Closing.

4.2 In addition to the fee set out in Subsection 4.1, the Issuer will also pay to the Agent a corporate finance fee (the "Corporate Fee") of USD 5,000 per month for 12 months commencing upon First Closing. The Corporate Fee compensates the Agent for its fiscal agency costs, and the Agent will continue to provide fiscal advice, assistance with contacts, road shows, and related financial services during that period.


5.                OFFERING RESTRICTIONS

5.1 The Agent will sell the Shares only to persons who represent themselves as being persons:

            (a) resident in jurisdictions outside of Canada and the United States where the Shares may lawfully be offered for sale;

            (b) who are purchasing as principal, or are deemed by law or discretionary order to be purchasing as principal;

            (c) who are qualified to purchase the Shares under the Exemptions applicable to the Shares; and

            (d)   who are not U.S Persons or in the United States.

5.2 Neither the Issuer, the Agent, nor any of their respective affiliates, nor any person acting on behalf of any of the foregoing, has offered or sold or will offer or sell any of the Securities in the United States or to U.S. Persons, or has engaged in or will engage in Directed Selling Efforts, which include but are not limited to any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for the Securities in the United States.

5.3 The Private Placement has not been and will not be advertised in any way.

5.4 No selling or promotional expenses will be paid or incurred in connection with the Private Placement, except for professional services or for services performed by a registered dealer.

5.5 Promptly following the Final Closing, the Issuer will prepare and file or cause to be prepared and filed a registration statement covering the resale of the Shares, which registration statement will have the legal effect of allowing the Purchasers to resell all or part of the Shares in the United States. The failure of the Issuer to effect the registration of the Shares for resale by the 120th day following the First Closing will result in the Issuer issuing to the Purchasers an additional 0.1 share of its common stock for each of the Shares purchased by the Purchasers in the Private Placement. Assuming the First Closing takes place on May 4, 2001, then the Issuer will be required to effect the registration of the Shares by September 1, 2001. The Agent acknowledges that the Issuer is under a similar obligation to register approximately 9,000,000 other of its outstanding shares of common stock at or about the same time as this obligation to register the Shares. The effect of the registration obligations of the Issuer, when satisfied, will be that, of the expected approximately 25,000,000 shares to be issued and outstanding on or about May 2, 2001 approximately 11.8 million shares will be able to be freely resold in the United States public markets. The Issuer makes no representations concerning the effect or lack of effect of this large number of publicly tradeable shares on the market for the Issuer's shares. For the purposes of this section, "Shares" includes


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any  securities of the Issuer or any  successor  which may be issued in exchange for the Shares pursuant to any merger, consolidation, stock split, stock dividend, recapitalization of the Issuer or otherwise.

5.6 The Issuer agrees that it will not, without the written consent of the Agent, effect the registration of any of its common shares including the common shares that were issued to Pannonian Energy, Inc. shareholders pursuant to the Agreement and Plan of Reorganization between the Issuer, Nampa Oil & Gas Ltd. and Pannonian Energy, Inc. dated January 31, 2001 (the "Pannonian Merger Agreement") except as set out in Table 3 of the Amended and Restated Financing Agreement between Wet Coast Management Corp. and the Issuer dated for reference April 1, 2001.

5.7 Before each Closing, the Issuer and the Agent will take all reasonable steps necessary to ensure compliance with the Exemptions.

5.8 The Agent will comply with all applicable laws of the jurisdictions in which it assists in soliciting or procuring subscriptions for the Shares and will not assist in soliciting or procuring subscriptions for Shares so as to require the registration thereof or the filing of a prospectus with respect thereto under the laws of any jurisdiction.


6.                USE OF PROCEEDS

6.1 The Issuer will use the net proceeds from this Private Placement primarily to assist the Issuer in the development and consolidation of the Issuer's leasehold position in the Riverbend Project area located in the Uintah Basin in Utah.


7.                EMPLOYMENT AGREEMENTS

7.1 During the period from the date of reference of this Agreement to the date which is 12 months following the Final Closing, the Issuer will not enter into any employment, consulting or compensation agreements or arrangements, whether written or oral, with Marc Bruner or Mark Erickson unless such agreements or arrangements are approved in advance by the Agent.


8.                SUBSCRIPTIONS

8.1 The Agent will use its best efforts to obtain from each Purchaser introduced by the Agent, and deliver to the Issuer, on or before the Closing duly completed and signed subscriptions in the form attached as Schedule "A" or in such other form consented to by the Issuer and the Agent and executed by the Purchaser.

8.2 The Issuer will accept each properly completed subscription agreement tendered by the Agent, unless:

            (a) the subscriber thereunder would, by virtue of the issue of the shares subscribed for, become a "control person" of the Issuer, with the meaning of the Applicable Legislation; or

            (b) the Issuer's directors determine, acting reasonably, that it would not be in the best interests of the Issuer to accept such subscription.


9.                FILINGS WITH THE REGULATORY AUTHORITIES

9.1 The Issuer will comply with all requirements of the Exchange for notice of the terms of this Agreement and the proposed Private Placement and all other information required by the Exchange Policies (the "Notice"). The Issuer will forthwith provide the Agent and its solicitor with a copy of the Notice.


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9.2               After  the   Closing,   the  Issuer  will  file  all  required
documents, pay all required filing fees and take all other actions required by the Exchange Policies to fulfill all conditions upon listing imposed by the Exchange, with all possible dispatch.


10.               CLOSING

10.1              In this Section:

            (a) "Certificates" means certificates representing the Shares sold on the Closing in the names and denominations reasonably requested by the Purchasers; and

            (b) "Proceeds" means the gross proceeds of the sale of Shares on the Closing, less:

                    (i)    the Agent's Fee;

                   (ii) the expenses of the Agent in connection with the Private Placement which have not been paid by the Issuer;

                  (iii) any amount which has been attached by garnishing order or other form of attachment; and

                   (iv) any amount paid directly to the Issuer by purchasers in connection with the Private Placement.

10.2 The Closing will take place in one or more closings on such day as may be selected by the Agent and the Issuer, each acting reasonably.

10.3 The Issuer will, on each Closing, issue and deliver the Certificates to the Agent, or at the Agent's request, to the Purchasers, against payment of the Proceeds.


11.               CONDITIONS OF CLOSING

11.1              The   obligations  of  the  Agent  on  each  Closing  will  be
conditional upon the following:

            (a) the Issuer will take all necessary corporate action in order to validly create, issue and sell the Shares;

            (b) the Issuer will make all necessary filings, if any, and obtain all necessary approvals, if any, in the United States in order to issue and sell the Shares to the Purchasers and to ensure that such issuance and sale will not be subject to or be exempt from the prospectus requirements of the Applicable Legislation;

            (c) the Issuer's outstanding common shares will be listed and posted for trading on the Exchange, subject in each case only to conditions which by their nature may only be fulfilled after the Closing;

            (d) the Agent will be satisfied, in its sole discretion, with the results of its investigation of the business and affairs of the Issuer;

            (e) on each Closing, the Issuer will deliver to the Agent and its solicitors favourable opinions of the Issuer's solicitors dated as of the date of the Closing, as to all legal matters reasonably requested by the Agent relating to the incorporation of the Issuer and its Subsidiaries, their respective businesses and the creation, issuance and sale of the Securities, satisfactory in form and substance to the Agent;


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            (f)   on each Closing,  the Issuer will deliver to the Agent and its solicitors such certificates of its officers, comfort letters or opinions of its auditors, and other documents relating to the Private Placement or the affairs of the Issuer as the Agent or its solicitors may reasonably request, satisfactory in form and substance to the Agent;

            (g) each representation and warranty of the Issuer herein will continue to be true, and the Issuer will perform or comply with all of its covenants, agreements and obligations hereunder;

            (h) receipt of all required regulatory approval for or acceptance of the Private Placement;

            (i) the Issuer will have appointed a Chief Financial Officer and the Agent will have been satisfied, in its sole discretion, with the selection of such Chief Financial Officer; and

            (j) the removal or partial revocation of any cease trading order or trading suspension made by any competent authority to the extent necessary to complete the Private Placement.

11.2 The conditions set out in Subsection 11.1 are for the sole benefit of the Agent and may be waived by the Agent in whole or in part.


12.               MATERIAL CHANGES

12.1 If, between the date of this Agreement and the Final Closing, a Material Change, or a change in a Material Fact occurs, the Issuer will:

            (a) as soon as practicable notify the Agent in writing, setting forth the particulars of such change;

            (b) as soon as practicable, issue and file with the Regulatory Authorities a press release that is authorized by a senior officer disclosing the nature and substance of the change;

            (c) as soon as practicable file with the Regulatory Authorities the report required by Applicable Legislation and in any event no later than 10 days after the date on which the change occurs; and

            (d) provide copies of that press release, when issued, and that report, when filed, to the Agent and its solicitors.

12.2 If the Issuer is uncertain as to whether there has been a Material Change, or a change in a Material Fact, it will promptly provide the Agent with full particulars of the event giving rise to the uncertainty, and will consult with the Agent as to whether such event constitutes a Material Change, or a change in a Material Fact.


13.               TERMINATION

13.1 The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the Final Closing if:

            (a) an adverse Material Change, or an adverse change in a Material Fact relating to any of the Securities, occurs or is announced by the Issuer;

            (b) there is an event or accident, or enactment of a governmental law or regulation, or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets, or the business of the Issuer or its Subsidiaries or the ability of the Agent to perform its obligations under this Agreement, or a Purchaser's decision to purchase the Shares;


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            (c)   following a consideration of the history, business,  products, property or affairs of the Issuer or its principals and promoters, or of the state of the financial markets in
                  general,   or  the  state  of  the  market  for  the  Issuer's
                  securities in particular, the Agent determines, in its sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Shares;

            (d) the Securities cannot, in the opinion of the Agent, be marketed due to the state of the financial markets, or the market for the Shares in particular;

            (e) an enquiry or investigation (whether formal or informal) in relation to the Issuer, or the Issuer's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority;

            (f) any order to cease, halt or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in the securities of the Issuer prohibiting or restricting the Private Placement is made by a competent regulatory authority and that order is still in effect;

            (g) the Issuer is in breach of any material term of this Agreement; or

            (h) the Agent determines that any of the representations or warranties made by the Issuer in this Agreement is false or has become false.

13.2 The Agent's obligations hereunder will terminate if the First Closing does not take place within 90 days of the reference date of this Agreement, unless otherwise agreed in writing by the Agent.


14.               WARRANTIES, REPRESENTATIONS AND COVENANTS

14.1 The Issuer warrants and represents to and covenants with the Agent that:

            (a) the Issuer is a validly existing corporation duly incorporated and in good standing under the laws of Nevada, and all the subsidiaries of the Issuer ("Subsidiaries") are valid and subsisting corporations duly incorporated under the laws of their respective jurisdictions of incorporation;

            (b) pursuant to the Pannonian Merger Agreement, the Issuer has acquired and is the registered and beneficial owner of all of the issued and outstanding shares of Pannonian Energy, Inc. and Pannonian Energy, Inc. is a wholly-owned Subsidiary of the Issuer;

            (c) the Issuer and its Subsidiaries each hold all material licences and permits that are required for carrying on their respective businesses in the manner and in the jurisdictions in which such businesses are presently being carried on;

            (d) the Issuer and its Subsidiaries each have the corporate power and capacity to own their assets and to carry on the business presently carried on by them;

            (e) the authorized and issued capital of the Issuer consists of the number of common shares disclosed in the Public Record, and all of the shares shown in the Public Record as issued are issued and outstanding as fully paid and non-assessable as at the date hereof;

            (f) the Issuer will reserve or set aside sufficient authorized but unissued shares to issue the Shares and the Shares will be duly and validly issued as fully paid and non-assessable;

            (g)   the minute  books of the  Issuer  contain  all  records of the
                  proceedings  of  the  meetings  of  the  Issuer's   directors,
                  shareholders and committees of directors since incorporation;


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            (h)   the minute books of the  Subsidiaries  contains all records of
                  the   proceedings   of  the  meetings  of  the   Subsidiaries'
                  directors, shareholders and committees of directors since their respective dates of incorporation;

            (i) the Issuer is the beneficial owner of the material businesses and assets or the interests in the businesses and assets referred to in the Public Record as being owned by the Issuer or its Subsidiaries, and all agreements by which the Issuer or a Subsidiary holds or may earn an interest in a business or asset are in good standing according to their terms;

            (j) the Public Record, taken as a whole, is true and complete in all material respects and each document included in the Public Record was prepared in accordance with the securities legislation and rules applicable thereto and was true and correct and contained no misrepresentation as at the date thereof;

            (k) the Issuer is a "reporting company" under the federal securities legislation of the United States and is not in default of any of the requirements thereof or the regulation and rules made thereunder;

            (l) the Issuer's outstanding common shares are approved for quotation on the NASD OTC Bulletin Board;

            (m) the audited financial statements of the Issuer for its fiscal years ended December 31, 1999 and 2000 (the "Audited Financial Statements) have been prepared in accordance with United States generally accepted accounting principles, and accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer on a consolidated basis as at the date thereof;

            (n) the unaudited financial statements of the Issuer for the nine month period ended September 30, 2000 (the "Interim Financial Statements") have been prepared in accordance with United States generally accepted accounting principles and accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer as at the date thereof;

            (o) the unaudited financial statements of Pannonian Energy, Inc. dated March 31, 2001 and provided to the Agent on April 27, 2001 have been prepared in accordance with United States generally accepted accounting principles and accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of Pannonian Energy, Inc. as at the date thereof;

            (p) there have been no adverse material changes in the financial position of the Issuer since the date of the Audited Financial Statements, except as recorded in the books of the Issuer and fully and plainly disclosed in the Public Record;

            (q) since the date of the Audited Financial Statements, there has been no damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of the Issuer or any of its Subsidiaries, or the right or capacity of the Issuer or any of its Subsidiaries to carry on its business;

            (r) all of the material transactions of the Issuer and its Subsidiaries have been promptly and properly recorded or filed in or with the books or records of the Issuer or its Subsidiaries;

            (s) with the exception of the Memorandum of Understanding between the Issuer and New Energy West Corporation dated March 26, 2001, all of the material contracts of the Issuer and its Subsidiaries are described in the Public Record and are in good standing in all material respects, and neither the Issuer nor any of its Subsidiaries is in default in any material respect thereof, and the Issuer is not aware of any default in any material respect by any other party to such contracts;


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            (t)   the  Issuer  has  complied  and  will  comply  fully  with the requirements of all applicable corporate and securities laws, and all applicable Nevada corporate legislation in relation to the issue of the Shares, and in all matters relating to the Private Placement;

            (u) the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Issuer is a party;

            (v) neither the Issuer nor any of its Subsidiaries is party to any actions, suits, proceedings or arbitrations which could materially affect the business or financial condition of the Issuer, taken as a whole, and, to the best of the knowledge of the Issuer, no such actions, suits, proceedings or arbitrations are contemplated or have been threatened;

            (w) there are no judgments against the Issuer or any of its Subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its Subsidiaries is subject;

            (x) to the best of the Issuer's knowledge, neither the Issuer nor any of its Subsidiaries is in breach of any law, ordinance, statute, regulation, bylaw, order or decree of any kind whatsoever which breach would have a material adverse effect on the financial position, business or prospects of the Issuer on a consolidated basis;

            (y) this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and the Issuer has full corporate power and authority to undertake the Private Placement;

            (z) there is not presently, and will not be until the Final Closing, any material change relating to the Issuer which has not been or will not be fully disclosed in the Public Record;

            (aa) no order ceasing, halting or suspending trading in securities of the Issuer or prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or, to the best of the knowledge of the Issuer, its directors, officers or promoters and, to the best of the knowledge of the Issuer, no investigations or proceedings for such purposes are pending or threatened;

            (bb) except as disclosed in the Public Record, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any shares in the capital of the Issuer or any other security convertible into or exchangeable for any such shares, or to require the Issuer to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

            (cc) the Issuer and each of its Subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed, or has requested extensions thereof, and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

            (dd) there are no liens for taxes on the assets of the Issuer or any of its Subsidiaries except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer or any of its Subsidiaries which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer on a consolidated basis;

            (ee) this Agreement will be upon execution and delivery by the Issuer, a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject only to customary qualifications regarding the availability of equitable remedies;


lxs\lxs01411\2\March 22, 2001

            (ff) the Issuer or its Subsidiaries own or are entitled to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the business of the Issuer and each of its Subsidiaries as now conducted and as proposed to be conducted, without any conflict with or infringement of the rights of others;

            (gg) neither the Issuer nor any of its Subsidiaries has received any communication alleging that the Issuer or any Subsidiary has violated or, by conducting its business as proposed would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity, and, to the best of the Issuer's knowledge, neither the execution or delivery of this Agreement, the carrying on of the businesses of the Issuer and its Subsidiaries, nor the conduct of the businesses of the Issuer or its Subsidiaries by their respective employees will conflict with or result in a breach or default of any of the material terms of any contract, covenant or instrument under which any of such employees are bound; and

            (hh) apart from the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder's fee in connection with the transactions described herein.

14.2 The representations and warranties of the Issuer contained herein will be true and correct at the Closing, will survive the Closing for a period of one year, and no investigation by or on behalf of the Agent or the Purchasers will diminish in any respect their rights to rely on such representations and warranties.

14.3              The Agent warrants and represents to the Issuer that:

            (a) it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated; and

            (b)   it  will  sell  the  Shares  in  compliance   with  Applicable
                  Legislation.


15.               EXPENSES OF AGENT

15.1 The Issuer will pay all of the expenses of the Private Placement and all the expenses reasonably incurred by the Agent in connection with the Private Placement including, without limitation, the fees and expenses of the solicitors for the Agent.

15.2 The Issuer will pay the expenses referred to in the previous Subsection even if the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agent.

15.3 The Agent may, from time to time, render accounts for their respective expenses in connection with the Private Placement to the Issuer for payment on or before the dates set out in the accounts.

15.4 The Issuer authorizes the Agent to deduct its expenses in connection with the Private Placement from the gross proceeds of the Private Placement and any advance payments made by the Issuer, including expenses for which an account has not yet been rendered but for which a reasonable estimate has been provided by the Agent to the Issuer.


16.               GARNISHING ORDERS

16.1 If at any time, up to and including the Final Closing, the Agent receives a garnishing order or other form of attachment purporting to attach or garnish a part or all of the sale price of the Shares, the Agent will be free to pay the amount purportedly attached or garnished into court.



lxs\lxs01411\2\March 22, 2001

16.2 Any payment by the Agent into court pursuant to a garnishing order will be deemed to have been received by the Issuer as payment by the Agent against the sale price of the Securities to the extent of the amount paid, and the Issuer will be bound to issue and deliver the Securities proportionately to the amount paid by the Agent.

16.3 The Agent will not be bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any moneys held by the Agent, and the Agent will be free to act with impunity in replying to any garnishing order or attachment.

16.4 The Issuer will release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liability arising from any acts of the Agent under this Section.


17.               INDEMNITY

17.1 The Issuer will indemnify the Agent and its agents, directors, officers and employees (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and save them harmless against all losses, claims, damages or liabilities:

            (a) existing by reason of an untrue statement contained in the Public Record, subscription agreement or other written or oral representation made by the Issuer to a Purchaser or potential Purchaser in connection with the Private Placement, or by reason of the omission to state any fact necessary to make such statements or representations not misleading (except for information and statements supplied by and relating solely to the Agent);

            (b) arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such untrue statement or representation, or omission exists (except information and statements supplied by and relating solely to the Agent), that trading in or distribution of any of the Securities is to cease;

            (c) resulting from the failure by the Issuer to obtain the requisite regulatory approval for the Private Placement unless the failure to obtain such approval is the result of a breach of this Agreement by the Agent;

            (d) resulting from the breach by the Issuer of any of the terms of this Agreement;

            (e) resulting from any representation or warranty made by the Issuer herein being untrue or ceasing to be true;

            (f) if the Issuer fails to issue and deliver the certificates representing the Shares in the form and denominations satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Shares does not take place; or

            (g) if, following the completion of a sale of any of the Shares, a determination is made by any competent authority setting aside the sale or issuance, unless that determination arises out of an act or omission by the Agent.

17.2 If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing of the nature of such action or claim.

17.3 The Issuer will assume the defence of the action or claim, including the employment of counsel and the payment of all expenses.

17.4 The Indemnified Party will have the right to employ separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel.


lxs\lxs01411\2\March 22, 2001

17.5 The indemnity provided for in this Section will not be limited or otherwise affected by any other indemnity obtained by the Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Parties arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

17.6 If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Issuer and the Indemnified Parties will contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Issuer, on the one hand, and the Indemnified Parties on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). No person found liable for a fraudulent Misrepresentation will be entitled to contribution from any person who is not found liable for such fraudulent Misrepresentation.

17.7 To the extent that any Indemnified Party is not a party to this Agreement, the Agent will obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

17.8 The indemnity provided herein replaces and supersedes the indemnity provided by the Issuer pursuant to the letter from the Agent to the Issuer dated March 15, 2001, and captioned "Proposed Financing".


18.               ASSIGNMENT AND SELLING GROUP PARTICIPATION

18.1 The Agent will not assign this Agreement or any of its rights under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer, and any required notice has been given to and accepted by the Regulatory Authorities.

18.2 The Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other dealers, brokers and investment dealers, who may or who may not be offered part of the Agent's Fee.


19.               RIGHT OF FIRST REFUSAL

19.1 The Issuer will notify the Agent of the terms of any further brokered equity financing of up to USD 25 million that it requires or proposes to obtain during the 12 months following the Final Closing and the Agent will have the right of first refusal to participate in any such financing.

19.2 The right of first refusal must be exercised by the Agent within 15 days following the receipt of the notice by notifying the Issuer that it will provide such financing on the terms set out in the notice.

19.3 If the Agent fails to give notice within the 15 days that it will provide such financing upon the terms set out in the notice, the Issuer will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Issuer, subject to obtaining the acceptance of the Regulatory Authorities.

19.4 The right of first refusal will not terminate if, on receipt of any notice from the Issuer under this Section, the Agent fails to exercise the right.

19.5 In any further brokered equity financing of USD 25 million or more, the Agent will be entitled to participate and will be paid a commission equal to the greater of (a) 2.5% of the gross proceeds of the financing and (b) commissions on the securities actually placed by the Agent at the same rate as the commissions paid to other brokers participating in the financing.



lxs\lxs01411\2\March 22, 2001

20.               NOTICE

20.1 Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission addressed to the party to which notice is to be given at the address indicated above, or at another address designated by the party in writing.

20.2 If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery, or if not a business day, the next business day.


21.               ENGAGEMENT LETTER

The parties to this Agreement acknowledge that the letter from the Agent to the Issuer dated March 15, 2001, and captioned "Proposed Financing" is superseded in its entirety by this Agreement but that the letter from the Agent to the Issuer dated March 15, 2001, and captioned "Engagement as Financial Advisor" shall continue in full force except as amended by this Agreement, the letter from the Agent to the Issuer dated April 30, 2001, and any future amendments.


22.               TIME

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the INTERPRETATION ACT (British Columbia).


23.               LANGUAGE

This Agreement is to be read with all changes in gender or number as required by the context.


24.               ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.


25.               HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.


26.               COUNTERPARTS

This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission. Each counterpart will be deemed to be an original and all counterparts will constitute one agreement, effective as of the reference date given above.


lxs\lxs01411\2\March 22, 2001

27.               LAW

This Agreement is governed by the law of British Columbia, and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

This document was executed and delivered as of the date given above:

Executed by an authorized                            )
signatory of GASCO ENERGY, INC.                      )
                                                     )
in the presence of:                                  )
                                                     )
                                                     )
-------------------------------------                )
Name                                                 )    GASCO ENERGY, INC.
                                                     )
-------------------------------------                )
Address                                              )    By:
                                                     )       -----------------------------------
                                                     )
-------------------------------------                )
                                                     )
                                                     )
-------------------------------------                )
Occupation                                           )


Executed by an authorized                            )
signatory of CANACCORD                               )
INTERNATIONAL LTD.                                   )
                                                     )
in the presence of:                                  )
                                                     )
                                                     )
-------------------------------------                )
Name                                                 )    CANACCORD INTERNATIONAL LTD.
                                                     )
-------------------------------------                )
Address                                              )    By:
                                                     )       -----------------------------------
                                                     )
-------------------------------------                )
                                                     )
                                                     )
-------------------------------------                )
Occupation                                           )





lxs\lxs01411\2\March 22, 2001